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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Board of Directors
Helisys, Inc.

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 7, 1994, relating to the financial statements of Helisys, Inc., which are contained in that prospectus.

     We also consent to the reference to us under the captions "Selected Financial Data" and "Experts" in the Prospectus.




                                                        /s/ BDO SEIDMAN, LLP
                                                        --------------------
                                                        BDO SEIDMAN, LLP



Los Angeles, California
June 26, 1996